Exhibit 99.1

NovaBay CEO Issues Letter to Stockholders

EMERYVILLE, Calif. (February 8, 2021) – NovaBay Pharmaceuticals (NYSE American: NBY) issued the following Letter to Stockholders:

To My Fellow Stockholders:

NovaBay Pharmaceuticals enters 2021 focused on growing sales of our high-quality, differentiated consumer products: Avenova®, the premier antimicrobial lid and lash spray, and CelleRx® Clinical Reset, a breakthrough product that marked our entry into a new beauty category late last year. I’m excited to announce that we will soon expand consumer access to both products to brick-and-mortar retail stores. Avenova will be available at CVS stores, one of the nation’s largest retail chains, and CelleRx Clinical Reset will be available to consumers in the U.S. and China through select luxury retailers.

Among our corporate priorities for the year, we are also actively seeking new products and line extensions in the large ophthalmic and skincare markets. Our experienced commercial organization, improved balance sheet and established industry relationships give us confidence that now is the opportune time to leverage these assets to generate new sources of revenue to increase stockholder value.

Building on Avenova’s Leadership Position

By the end of February, we expect Avenova to be on the shelves of up to 3,000 CVS Pharmacy stores across the U.S. and available through CVS.com, a leading online drugstore. With this first-time brick-and-mortar presence, consumers have the option of buying Avenova without a prescription at their local CVS store, in addition to online through Amazon.com, Walmart.com, Avenova.com and CVS.com. We also continue to promote prescription sales through our physician dispensed and pharmacy channels.

Since introducing Avenova for the treatment of bacterial dry eye in late 2015, we have continuously expanded our customer base. Our product is unique among competitors because our patented, pure, proprietary hypochlorous acid does not have the impurities found in competing brands and unlike them Avenova is manufactured in the U.S. Avenova is the only commercial hypochlorous acid lid and lash product clinically proven to reduce bacterial load on ocular surfaces, thus addressing the underlying cause of bacterial dry eye. We believe our pure formulation supported by proven clinical data have made Avenova the leading hypochlorous acid-based product because physicians and consumers understand the need for a safe, effective antimicrobial spray. We have reached over 10,000 prescribers and well over 100,000 consumers to date. Importantly, the market holds ample room for growth as chronic dry eye afflicts approximately 30 million Americans, with ocular bacteria accounting for about 85% of those cases.

We migrated to a direct-to-consumer channel in mid-2019, expanding our previous prescription-only sales model. This decision proved to be especially fortuitous during the COVID-19 pandemic by allowing consumers to order Avenova without a prescription and without leaving their homes. We supported this move through aggressive, cost-effective consumer digital marketing campaigns featuring compelling lifestyle-based messaging. These campaigns have already attracted new users, as evidenced by record Avenova unit sales last year.

During 2020, we increased Avenova’s geographic availability through a distribution agreement with Designs for Vision for Australia. We were delighted to expand internationally by engaging with this highly reputable brand and look forward to supporting their growth in the Australian market this year.

Lastly, our previously announced independent laboratory results confirmed that our pure hypochlorous acid kills SARS-CoV-2, the virus that causes COVID-19, on hard surfaces. We submitted this data to the Environmental Protection Agency (EPA) for inclusion of Avenova on its N list of COVID-19 disinfectants. Under that name, the EPA verified our solution’s viricidal abilities and included our product on the N list, under the brand names of NovaBay Hard Non-Porous Surface Pro and Avenova Surface Pro Plus. These two products are not meant to compete against traditional cleaning products, but rather are intended for only large-quantity institutional sales where a completely nontoxic cleansing solution is necessary.

Positioning CelleRx Clinical Reset in the High-End Beauty Market

We were delighted to launch Clinical Reset late last year under our CelleRx dermatology brand. Clinical Reset aligns with our strategy to cost-effectively expand our product offering by leveraging our own pure hypochlorous acid technology. Importantly, Clinical Reset stands out in a crowded market by bringing a new level of clinical research and rigor to the beauty industry.

CelleRx Clinical Reset is a gentle and soothing facial spray that disrupts the layer of bacteria that settles and grows on the face. When this barrier is out of balance, acne, rosacea and infection and even “maskne” can set in. As the brand name suggests, Clinical Reset gets the skin back to a healthy baseline to heal itself while also enabling absorption of other skincare products. It can replace or augment a morning cleanse for dry sensitive skin, reduce bacteria after exercising, calm skin following microdermabrasion and other aesthetic facial procedures and combat environmental aggressors. Unlike many harsh products used for the same purpose, it is gentle and is not an antibiotic. Our launch was well-timed, as during the pandemic personal care has gained importance, with skincare representing a significant aspect of that routine.

In alignment of our brand image, Clinical Reset will soon be available at global luxury retailer Lane Crawford in Hong Kong and China, as well as online for consumers worldwide at LaneCrawford.com. I’m pleased to report that we also expect in the near term to receive Clinical Reset purchase orders from other prominent U.S.-based luxury retailers for both in-store and online sales. I’m proud of our team’s ability to quickly execute on the promise to broaden the distribution of Clinical Reset beyond CelleRx.com, and to do so with retailers that reinforce our vision and branding for this product.

Improved Financial Position to Support Growth

NovaBay is well-positioned to implement our growth strategy as a result of various initiatives we undertook last year. We added incremental revenue early in the pandemic by capitalizing on our international health supply network to sell personal protection equipment (PPE) while product was in short supply. Our team at NovaBay demonstrated great agility by quickly creating the infrastructure to offer these products with timely order fulfillment. We continue to offer the last of our KN95 protective masks to institutions at bulk pricing. Please contact sales@avenova.com for purchasing information. We only have a limited supply and would like to help end the pandemic in the first half of 2021 by ensuring everyone has access to clean, disposable, and individually wrapped facial coverings.

Also, last year we strengthened and simplified our balance sheet. Even with the effects of COVID-19 on our core business, we reduced our cash burn and raised operating capital. We also eliminated all major debt instruments. As a result, we believe our funds are sufficient to support current operations throughout 2021 including our enhanced online marketing and advertising programs for Avenova and the launch of Clinical Reset.

This is an exciting time at NovaBay with more to come. We have worked hard to advance our core business and better position our Company for a stronger post-pandemic environment. Our priority during 2021 is to focus on growth, both organically and through potential partnerships and acquisitions. We have already achieved a formidable initial step by broadening consumer access to Avenova and Clinical Reset through brick-and-mortar retail stores and increased online availability. In addition, we continue to evaluate opportunities to acquire or license ophthalmic and skincare products, and will pursue select line extensions to enhance revenue. We will continue to be resourceful in quickly capitalizing on opportunities that may come our way.

In closing, I would like to extend my thanks to our customers, medical professionals, employees and to our shareholders for your support. We look forward to providing updates as the year proceeds.

Sincerely,

Justin Hall, Esq.

Chief Executive Officer and General Counsel

February 8, 2021

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market.

Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial progress and future financial performance of NovaBay Pharmaceuticals, Inc. This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding the Company’s products and the intended growth of such products, the Company’s potential expansion into new product lines through partnerships and acquisitions, and any future revenue that may result from selling these products, as well as generally the Company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to the size of the potential market for our products or future products, the possibility that the available market for the Company’s products or future products will not be as large as expected, the Company’s products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to meet the Company’s cash needs, and any potential regulatory problems. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Socialize and Stay informed on NovaBay’s progress

Like us on Facebook

Follow us on Twitter

Connect with NovaBay on LinkedIn

Visit NovaBay’s Website

Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com.

www.Avenova.com

CelleRx Clinical Reset Purchasing information

For NovaBay CelleRx Clinical Reset purchasing information

Please call 877-CELLERX

www.CelleRx.com

NovaBay Contact

Justin Hall

Chief Executive Officer and General Counsel

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

# # #

4